P98000062582

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

300250752083

08/15/13--01023--012 **43.75

FILED
13 AUG 15 PM 5:00
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

N/C & Amend.
08/21/13
DC

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Green Energy Renewable Solutions

DOCUMENT NUMBER: P98000062582

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Joseph L. Pittera, Esq.
Name of Contact Person

Law Offices of Joseph L. Pittera
Firm/ Company

2214 Torrance Boulevard, Suite 101
Address

Torrance, California 90501
City/ State and Zip Code

jpitteralaw@gmail.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Joseph L. Pittera, Esq. at (310) 328-3588
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☒ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Green Energy Renewable Solutions, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P98000062582

(Document Number of Corporation (if known))

FILED 13 AUG 15 PM 5:00 SECRETARY OF STATE TALLAHASSEE, FL

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Cirque Energy, Inc.

The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

243 West Congress
Detroit, Michigan
48226

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

243 West Congress
Detroit, Michigan
48226

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change	DST	Gerry Shirren	Kiltale
___ Add			Dunes Any County Meath
x Remove			Ireland
2) ___ Change	CFO	Mike Dempsey	6300 S. Syracuse Way
___ Add			Suite 150
x Remove			Denver, CO 80111
3) ___ Change	CST	Roger Silverthorn	243 West Congress
x Add			Detroit, MI 48226
___ Remove			
4) ___ Change	D	Tom Cote	215 E. Chestnut
x Add			Apt. 2102
___ Remove			Chicago, IL 60611
5) ___ Change	VP	Richard Fosgitt	243 West Congress
x Add			Detroit, MI 48226
___ Remove			
6) ___ Change			
___ Add			
___ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article IV Capital Stock is amended as follows: This Corporation is authorized to issue three hundred million (300,000,000) shares designated as "Common Stock," Par Value $0.001 and twenty million (20,000,000) designated as "Preferred Stock," Par Value $0.001. Each Common Share issued and outstanding shall be entitled to one vote and the Preferred Shares shall be designated by the Board of Directors.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(if not applicable, indicate N/A)

The date of each amendment(s) adoption: July 19, 2013 __________, if other than the date this document was signed.

Effective date if applicable: August 10, 2013

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 19, 2013

Signature ______________________________

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Joseph L. Durant

(Typed or printed name of person signing)

Chief Executive Officer

(Title of person signing)